                                                                   Exhibit 23(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the White Mountains Long-Term Incentive Plan, the White Mountains Insurance Group Discounted Option Plan and the OneBeacon Insurance Group Discounted Option Plan of White Mountains Insurance Group, Ltd. of our report dated February 9, 2001, except for Note 17, which is as of March 16, 2001, relating to the 2000 and 1999 financial statements and financial statement schedules of White Mountains Insurance Group, Ltd. and its subsidiaries.

 /s/     PricewaterhouseCoopers
         Hamilton, Bermuda
         February 22, 2002